WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2008 AND DECLARES REGULAR QUARTERLY CASH DIVIDEND

FOR IMMEDIATE RELEASE

Boston, Massachusetts – March 5, 2009 – Winthrop Realty Trust (NYSE:FUR) announced today financial and operations results for the fourth quarter and full year ended December 31, 2008.  All per share amounts are on a diluted basis and have been restated to reflect the effect of the reverse stock split for all periods presented.

2008 Fourth Quarter Highlights and Recent Events

•
Appointed Carolyn Tiffany as the Company’s President, effective January 1, 2009.  Ms. Tiffany previously served as the Company’s Chief Operating Officer from January 1, 2004 through January 31, 2007. In addition, Ms. Tiffany and Bradley E. Scher became members of the Company’s Board of Trustees in February 2009.

•
Increased cash, cash equivalents and restricted cash to $73.6 million at December 31, 2008 from $42.6 million at the end of 2007 and held marketable securities with a value of $36.7 million at December 31, 2008.

•	As of December 31, 2008, reduced overall debt inclusive of the Company’s Series B-1 Preferred Shares by approximately 27%, or $110.5 million, to $299.9 million.

•
Extended and modified its existing line of credit with KeyBank National Association.  Under the revised terms, the line of credit was extended for two years, now expiring December 16, 2010, subject to one, single-year extension right, and provides for a maximum initial borrowing at any one time of up to $35 million, subject to increase up to $75 million.

•
Accepted a proposal by the Company’s external advisor to reduce the base management fee by an estimated $2.5 million for 2009 by eliminating the asset based fee calculation and quantifying a new base equity amount effective as of January 1, 2009 based on a price of $11.00 per common share outstanding and $25.00 per Series B-1 Preferred Share outstanding.

•
Through February 2009, repurchased a total of 1,941,105 of its Series B-1 Preferred Shares having a redemption value of $48.5 million for a gross price of approximately $35.7 million, a 26.5% blended discount. Currently, 1,496,000 of the Company’s Series B-1 Preferred Shares remain outstanding.

•	Declared a regular quarterly cash dividend for the fourth quarter of 2008 of $0.325 per common share and a special dividend of $0.05 per common share, both of which were paid on January 15, 2009.

•
Implemented a one-for-five reverse split of the Company’s common shares of beneficial interest which took effect after the close of the market on November 28, 2008 with the first post-split trading day December 1, 2008. Winthrop’s Series B-1 Preferred Shares were proportionately reduced to reflect the reverse split and the conversion price increased to $22.50 from $4.50 per Series B-1 Preferred Share.

Fourth Quarter 2008 Financial Results

Net loss applicable to common shares for the quarter ended December 31, 2008 was $52.7 million, or $3.34 per share loss, compared with a net loss of $24.4 million, or $1.84 per share loss, for the quarter ended December 31, 2007.  This decrease in earnings for the comparable periods was due primarily to $39.7 million of non-cash charges for asset impairments and loan loss reserves recognized by Lex-Win Concord, our debt platform joint venture, that resulted in an equity loss recognized by the Company of $16.3 million for the fourth quarter 2008 coupled with a further $36.5 million other-than-temporary impairment to the carrying value of the Company’s investment in Lex-Win Concord. The Company also recognized other-than-temporary impairments of $5.5 million on its mezzanine loan on a three building suburban office complex and on its Lansing, Michigan property in the Marc Realty portfolio, each of which is treated as a separate investment for financial purposes, and a $2.1 million impairment on its Andover, Massachusetts property.

For the quarter ended December 31, 2008, the Company reported negative Funds from Operations (FFO) of $51.2 million, or $3.25 negative FFO per share, compared with a negative FFO of $20.7 million, or $1.56 negative FFO per share, for the quarter ended December 31, 2007.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarter ended December 31, 2008 was $6.4 million or $0.41 per share, compared with FFO of $0.9 million, or $0.07 per share for the quarter ended December 31, 2007.

	Quarter Ended December 31,
(Amounts in thousands)	2008 (unaudited)	2007 (unaudited)
FFO applicable to common shares (1)	$(51,209)	$(20,694)
Per Share	$(3.25)	$(1.56)

Items that affect comparability (income) expense:
Non-cash asset write-downs:
Property impairment	$2,100	$-
Loan loss reserves	1,179	-
Available for sale securities impairment	-	18,218
Preferred equity impairment	5,512	-
Impairment of equity investment in Concord	36,543	-
Loan loss and impairments from partially
owned entity – Concord	19,832	5,514
Net gain on sale of securities	449	(2,202)
Net gain on sale of preferred equity	(245)	-
Net (gain) loss on extinguishment of debt	(6,284)	49
Net gain on extinguishment from partially
owned entity – Concord	(1,453)	-

Total items that affect comparability	$57,633	$21,579
Per share	$3.66	$1.63

FFO as adjusted for comparability	$6,424	$885

Per Share	$0.41	$0.07
_______________________
(1)	See page 6 for a reconciliation of net income to FFO for the quarters ended December 31, 2008 and 2007.

Year Ended December 31, 2008 Financial Results

Net Loss applicable to common shares for the year ended December 31, 2008 was $68.2 million or $4.59 per share loss as compared with net income of $2.5 million or $0.19 per share for the year ended December 31, 2007.  Net income was negatively impacted by a number of non-cash items, the majority of which are related to (1) the impairments and loan loss reserves recognized by Lex-Win Concord during the year ended December 31, 2008 which resulted in a loss of $60.4 million, $30.2 million of which represents the Company’s 50% share in such loss,  (2) the aforementioned further other-than-temporary impairment of $36.5 million on the Company’s investment in Lex-Win Concord, (3) other-than-temporary impairments of $7.5 million to the Company’s preferred equity investment in the four aforementioned Marc Realty properties, and (4) the aforementioned $2.1 million impairment on its Andover, Massachusetts property.

Negative FFO for the year ended December 31, 2008 was $57.7 million, or $3.88 negative FFO per share, compared with FFO of $14.5 million, or $1.10 per share for December 31, 2007.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the years ended December 31, 2008 and 2007 was $25.0 million or $1.68 per share and $21.3 million or $1.62 per share, respectively.

	Year Ended December 31,
(Amounts in thousands)	2008 (unaudited)	2007 (unaudited)
FFO applicable to common shares (1)	$(57,667)	$14,514
Per Share	$(3.88)	$1.10

Items that affect comparability (income) expense:
Non-cash asset write-downs:
Property impairment	$2,100	$-
Loan loss reserves	1,179	1,266
Available for sale securities impairment	207	18,218
Preferred equity impairment	7,512	-
Impairment of equity investment in Concord	36,543	-
Loan loss and impairments from partially
owned entity – Concord	52,443	5,514
Net gain on sale of securities	(2,058)	(12,184)
Net gain on sale of preferred equity	(1,160)	(6,355)
Net (gain) loss on extinguishment of debt	(6,284)	369
Net gain on extinguishment from partially
owned entity – Concord	(7,802)	-
Total items that affect comparability	$82,680	$6,828
Per share	$5.56	$0.39

FFO as adjusted for comparability	$25,013	$21,342

Per Share	$1.68	$1.62
_______________________
(1)	See page 6 for a reconciliation of net income to FFO for the years ended December 31, 2008 and 2007.

Michael L. Ashner, Winthrop Realty Trust’s Chairman and Chief Executive Officer, commented, “With approximately $100 million cash, cash equivalents, publicly traded equity and debt securities and an untapped line of credit of $35 million, as compared to less than $37.5 million of long-term recourse debt, we believe that we have one of the strongest balance sheets among publicly traded REITS.  This strength both well protects the company and positions it to take advantage of the opportunities that will arise in the current harsh economic environment.”

First Quarter 2009 Dividend Declaration

The Company’s Board of Trustees is announcing that it has declared a dividend for the first quarter of 2009 of $0.25 per share payable on April 15, 2009 to common shareholders of record on March 31, 2009.

Since December 2005, the Company has paid regular dividends to its shareholders.  In paying dividends Winthrop has always sought to have its dividends track cash flow from operations, both recurring and nonrecurring.   As a result, while the Company intends to continue paying dividends each quarter, future dividend declarations will be at the discretion of its Board of Trustees and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the distribution requirements for REITs under the Internal Revenue Code and such other factors as its Board of Trustees deem relevant.   Subject to the foregoing, Winthrop expects to continue distributing its current cash flow after reserving normal and customary amounts thereby allowing it to maintain necessary capital.   Toward that end, the Board of Trustees elected to reduce the Company’s dividend to $0.25 per share for the first quarter of 2009, which represents a reduction from $0.325 per share for the first quarter of 2008.  This represents the Company’s existing budgeted recurring cash flow generated by assets currently owned and excludes any potential cash flow from its investment in Concord, as well as potential future cash flow generated from the investment of the substantial cash and cash equivalents on hand.  The Company expects to continue applying these standards with respect to its dividends on a quarterly basis which could cause the dividends to increase or decrease depending on actual cash flow.

Conference Call Information

The Company will host a conference call to discuss its fourth quarter and year end 2008 results today, Thursday, March 5, 2009 at 2:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.

A replay of the call will be available through April 5, 2009 by dialing (877) 660-6853; account #286, confirmation #306215.  An online replay will also be available through April 5, 2009.

About Winthrop Realty Trust

Winthrop Realty Trust is a real estate investment trust (REIT) that owns, manages and lends to real estate and related investments, both directly and through joint ventures.  Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol “FUR.”  The Company has executive offices in Boston, Massachusetts and Jericho, New York. For more information please visit www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Condensed Financial Results

Financial results for the three months and year ended December 31, 2008 and 2007 are as follows (in thousands except per share amounts):

	Three Months Ended December 31,			Years Ended December 31,
	2008 (unaudited)		2007 (unaudited)	2008 (unaudited)	2007
Revenue
Rents and reimbursements		$10,809	$9,769	$43,342	$40,485
Interest and dividends		1,186	492	2,448	10,829
		11,995	10,261	45,790	51,314

Expenses
Property operating		1,890	1,956	7,407	5,851
Real estate taxes		369	773	2,549	2,139
Depreciation and amortization		3,029	3,875	12,094	12,688
Interest		5,168	9,535	22,278	31,477
Impairment loss on investments in real estate		2,100	-	2,100	-
Impairment loss on available for sale securities		-	18,218	207	18,218
Provision for loss on loan receivable		1,179	-	1,179	1,266
State and local taxes		95	(68)	330	417
General and administrative		1,768	2,482	6,887	8,342
		15,598	36,771	55,031	80,398

Other income (loss)
Earnings (loss) from preferred equity investments		(4,163)	1,395	(1,645)	11,836
Equity in (loss) earnings of equity investments		(53,112)	(2,556)	(69,310)	3,647
Gain (loss) on sale of available for sale securities		(449)	205	1,580	10,187
Gain on sale of mortgage-backed securities		-	-	454	-
Unrealized gain on available for sale securities		24	-	24	-
Gain on sale of other assets		-	1,997	24	1,997
Gain (loss) on early extinguishment of debt		6,284	(49)	6,284	(369)
Interest income		245	491	1,670	3,149
Other income		499	700	499	700
		(50,672)	2,183	(60,420)	31,147

Income (loss) from continuing operations before minority interest		(54,275)	(24,327)	(69,661)	2,063
Minority interest		219	76	483	578
Income (loss) from continuing operations		(54,494)	(24,403)	(70,144)	1,485

Discontinued operations
Income from discontinued operations		27	37	161	996
Gain on sale of real estate		1,807	-	1,807	-
Income from discontinued operations		1,834	37	1,968	996
Net income (loss) applicable to common shares		$(52,660)	$(24,366)	$(68,176)	$2,481

Per Common Share Data – Basic:
Income (loss) from continuing operations		$(3.46)	$(1.84)	$(4.72)	$0.11
Income from discontinued operations		0.12	-	0.13	0.08
Net income (loss)		$(3.34)	$(1.84)	$(4.59)	$0.19

Per Common Share Data – Diluted:
Income (loss) from continuing operations		$(3.46)	$(1.84)	$(4.72)	$0.11
Income from discontinued operations		0.12	-	0.13	0.08
Net income (loss)	$	(3.34)	$(1.84)	$(4.59)	$0.19

Basic Weighted-Average Common Shares		15,747	13,252	14,866	13,165

Diluted Weighted-Average Common Shares		15,747	13,252	14,866	13,178

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three months and year ended
December 31, 2008 and 2007 (in thousands, except per share amounts):

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,

	2008 (unaudited)	2007 (unaudited)	2008 (unaudited)	2007 (unaudited)

Net income (loss)	$(52,660)	$(24,366)	$(68,176)	$2,481
Real estate depreciation	1,709	1,657	6,715	6,281
Amortization of capitalized leasing costs	1,262	2,154	5,160	6,156
Real estate depreciation and amortization of unconsolidated interests	1,109	656	3,699	2,599
Less: Minority interest share of depreciation and amortization	(822)	(795)	(3,258)	(3,003)
Gain on sale of real estate	(1,807)	-	(1,807)	-

Funds from operations applicable to common shares	$(51,209)	$(20,694)	$(57,667)	$14,514

Weighted-average Common Shares	15,747	13,252	14,866	13,165
Stock options	-	-	-	13
Diluted weighted-average Common Shares	15,747	13,252	14,866	13,178

Funds from operations per share - diluted	$(3.25)	$(1.56)	$(3.88)	$1.10

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  Management believes that FFO and FFO per diluted share are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.  In addition to FFO, the Company also discloses FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.  A reconciliation of net income to FFO is provided above.  In addition, a reconciliation of FFO to FFO before certain items that affect comparability is provided on page 2 and 3 of this press release.

Consolidated Balance Sheets:
(in thousands, except share data)

	December 31,
	2008 (unaudited)	2007
ASSETS
Investments in real estate, at cost
Land	$21,344	$21,325
Buildings and improvements	246,362	244,965

Less: accumulated depreciation	(25,901)	(19,214)
Investments in real estate, net	241,805	247,076

Cash and cash equivalents	59,238	36,654
Restricted cash held in escrows	14,353	5,978
Mortgage-backed securities available for sale pledged under repurchase agreements	-	78,141
Loans receivable, net of reserve of $2,445 and $1,266, respectively	22,876	12,496
Accounts receivable, net of reserve of $225 and $163, respectively	14,028	20,835
Available for sale securities	36,700	51,804
Preferred equity investment	50,624	74,573
Equity investments	92,202	179,475
Lease intangibles, net	25,929	31,964
Deferred financing costs, net	3,218	5,309
Assets of discontinued operations	-	1,112
Deposit	17,081	-
Other assets	40	30
TOTAL ASSETS	$578,094	$745,447

LIABILITIES
Mortgage loans payable	$229,737	$236,925
Repurchase agreements	-	75,175
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 2,413,105 and 3,930,657 shares authorized and outstanding at December 31, 2008 and 2007, respectively	60,328	98,266
Note payable	9,800	-
Accounts payable and accrued liabilities	8,596	12,046
Dividends payable	5,934	16,242
Deferred income	795	-
Below market lease intangibles, net	3,696	5,021
TOTAL LIABILITIES	318,886	443,675

COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS	10,958	9,978

SHAREHOLDERS’ EQUITY
Common shares, $1 par, unlimited shares authorized; 15,824,495 and 13,258,367 issued and 15,754,495 and 13,258,367 outstanding in 2008 and 2007, respectively	15,824	66,292
Additional paid-in capital	461,816	358,145
Treasury stock, 70,000 shares, at cost	(930)	-
Accumulated distributions in excess of net income	(213,284)	(124,553)
Accumulated other comprehensive loss	(15,176)	(8,090)
Total Shareholders’ Equity	248,250	291,794

TOTAL LIABILITIES, MINORITY INTEREST & SHAREHOLDERS’ EQUITY	$578,094	$745,447

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-K for the year ended December 31, 2008 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614